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                           SCHIFINO & FLEISCHER, P.A.
                                ATTORNEYS AT LAW

WILLIAM J. SCHIFINO                                     ONE TAMPA CITY CENTER
FRANK N. FLEISCHER     TELEPHONE: (813) 223-1535      201 NORTH FRANKLIN STREET
  LINA ANGELICI        TELECOPIER: (813) 223-3070            SUITE 2700
  AMY LETTELLEIR                                         TAMPA, FLORIDA 33602
  CYNTHIA MOORE



                                                                      Exhibit 5

                               December 14, 2000

Raymond James Financial, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

   RE:    Raymond James Financial, Inc. - Registration Statement on Form S-3

         Ladies and Gentlemen: We have examined the Registration Statement on Form S-3 (the "Registration Statement"), to be filed by Raymond James Financial, Inc., a Florida corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 1,000,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"). The shares of Common Stock are to be issued pursuant to an Arrangement Agreement, dated November 27, 2000, among the Company, Raymond James Holdings (Canada), Inc. and Goepel McDermid Inc., in the form filed as an exhibit to the Registration Statement, and as described in the Registration Statement and the Prospectus contained therein (the "Prospectus").

         We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination and subject to the foregoing exceptions, qualifications, and limitations, it is our opinion that the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action, the shares of Common Stock will be duly issued, registered and delivered by the Company pursuant to the Arrangement Agreement as described in the Registration Statement, and the shares of Common Stock, when issued, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement and the Prospectus and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                             Very truly yours,


                                             SCHIFINO & FLEISCHER, P.A.